Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ___________________

                                   WICOR, Inc.
             (Exact name of registrant as specified in its charter)

               Wisconsin                                     39-1346701
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                           626 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 291-7026
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            _______________________

                              George E. Wardeberg
                     President and Chief Executive Officer
                                  WICOR, Inc.
                           626 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 291-7026
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ______________________________

                              With a copy to:

                             Jere D. McGaffey
                              Foley & Lardner
                         777 East Wisconsin Avenue
                      Milwaukee, Wisconsin 53202-5367
                              (414) 271-2400

                          ____________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective.

                          ____________________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                          ____________________________


                         CALCULATION OF REGISTRATION FEE


                                         Proposed      Proposed
       Title of Each                      Maximum      Maximum
         Class of                        Offering     Aggregate    Amount of
     Securities to be    Amount to be      Price      Offering     Registra-
        Registered      Registered(1)   Per Unit(2)    Price(2)    tion Fee

    Common Stock, $1    96,164 shares     $27.00      $2,596,428     $896
    par value, with       and rights
    attached Common
    Stock Purchase
    Rights

   (1) Each share of WICOR, Inc. Common Stock has attached thereto one Common Stock Purchase Right.

   (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices for WICOR, Inc. Common Stock as reported on the New York Stock Exchange on May 19, 1995. The value attributable to the Rights is reflected in the price of the Common Stock.

                             ______________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED MAY 22, 1995

   PROSPECTUS

                                  96,164 Shares

                                   WICOR, INC.

                                  Common Stock
                                ($1.00 par value)
                                _________________

        This Prospectus relates to the sale of up to 96,164 shares of common stock, $1.00 par value (the "Common Stock"), of WICOR, Inc., a Wisconsin corporation (the "Company"), by a shareholder of the Company (the "Selling Shareholder"). The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Shareholder. See "Selling Shareholder."

        The Common Stock is traded on the New York Stock Exchange under the symbol WIC. On May 19, 1995, the last reported sale price of the Common Stock on the New York Stock Exchange was $26.875 per share.

        The Company will pay certain of the expenses of this offering. The Selling Shareholder, however, will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of the shares of Common Stock covered by this Prospectus. The shares of Common Stock to which this Prospectus relates may be sold by the Selling Shareholder directly or through dealers or agents in market transactions or privately-negotiated transactions. See "Plan of Distribution."

                               __________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ___________

               The date of this Prospectus is              , 1995

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

        3. The Company's Registration Statement on Form 8-A under the Exchange Act with respect to the Common Stock, including any amendment or reports filed for the purpose of updating such description.

        4. The Company's Registration Statement on Form 8-A under the Exchange Act with respect to the Common Stock Purchase Rights, including any amendment or reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares which is the subject hereof shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to WICOR, Inc., 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Robert A. Nuernberg, Secretary (telephone: (414) 291-7026).

                                   THE COMPANY

   Background

        The Company is a diversified holding company involved in the natural gas distribution and manufacturing businesses. The Company engages in retail distribution of natural gas through its Wisconsin Gas Company ("Wisconsin Gas") subsidiary. The Company is also involved in the manufacturing of pumps and water processing equipment through its Sta-Rite Industries, Inc. ("Sta-Rite") and SHURflo Pump Manufacturing Co. ("SHURflo") subsidiaries. The principal executive offices of the Company are located at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and its telephone number is (414) 291-7026.

        On July 28, 1993, the Company issued an aggregate of 901,859 shares of Common Stock (a) to the then shareholders of SHURflo (f/k/a Carr-Griff, Inc.) in connection with a merger whereby SHURflo became a wholly owned subsidiary of the Company, and (b) to Product Research and Development, a California limited partnership ("PR&D"), and Saddleback Leasing Company, a California limited partnership ("Saddleback"), pursuant to the accompanying acquisition of substantially all of the assets of PR&D and Saddleback. The Selling Shareholder is a former shareholder of SHURflo and a partner of PR&D and Saddleback, and acquired the shares of Common Stock offered hereby in the foregoing transactions.

   Retail Distribution of Natural Gas

        The Company's retail natural gas distribution business is conducted by Wisconsin Gas. Wisconsin Gas is the oldest and largest natural gas distribution public utility in Wisconsin, where all of its business is conducted. At December 31, 1994, Wisconsin Gas distributed gas to approximately 495,000 residential, commercial and industrial customers in 496 communities throughout Wisconsin with an estimated population of 1,954,000 based on the State of Wisconsin's estimates for 1994. Wisconsin Gas is subject to the jurisdiction of the Public Service Commission of Wisconsin as to various phases of its operations, including rates, service and issuance of securities.

   Manufacturing of Pumps and Water Processing Equipment

        Sta-Rite and SHURflo manufacture and sell pumps and water processing equipment used to pump, control and filter water, and positive displacement pumps and other accessories used for fluid handling in a wide array of specialized applications and markets. Manufacturing and assembly activities are conducted in plants in the United States, United Kingdom, Germany, Italy, Australia, New Zealand and Russia.

                                 USE OF PROCEEDS

        The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholder. The proceeds from the sale of the shares of Common Stock offered hereby will be retained by the Selling Shareholder. See "Selling Shareholder" and "Plan of
   Distribution."

                               SELLING SHAREHOLDER

        The following table sets forth certain information, as of the date of this Prospectus, regarding the beneficial ownership of shares of Common Stock by the Selling Shareholder, and as adjusted to reflect the sale of the 96,164 shares of Common Stock offered hereby.


                  Shares of Common    Shares of      Common Stock
                  Stock Beneficially  Common         to be Beneficially
    Selling       Owned Prior         Stock to       Owned After
   Shareholder    to Offering         be Offered     Offering


   Diane M.
    McCarry/1        96,164             96,164            0

   __________________
   1/ Consists of shares held by The Robert E. McCarry and Diane M. McCarry Trust, u/d/t dated September 9, 1992, as to which Ms. McCarry has sole voting and investment power.

   The Selling Shareholder is a former shareholder of SHURflo and a partner of PR&D and Saddleback, and acquired the shares of Common Stock offered hereby in the transactions described under the caption "The Company - Background."

                          DESCRIPTION OF CAPITAL STOCK

   Authorized Shares

                  The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 1,500,000 shares of Cumulative Preferred Stock, $1.00 par value (the "Cumulative Preferred Stock"). The Cumulative Preferred Stock is issuable in series, for such consideration and with such designations, dividend rates, redemption prices, liquidation rights and preferences, conversion rights, if any, sinking fund provisions, if any, and voting rights, if any, as may be determined by the Board of Directors of the Company. As of May 19, 1995, there were 16,939,744 shares of Common Stock issued and outstanding. No shares of Cumulative Preferred Stock were issued and outstanding as of such date.

   Dividend Rights and Restrictions

                  After all cumulative dividends have been paid or declared and set apart for payment on any shares of Cumulative Preferred Stock that are outstanding, the Common Stock is entitled to such dividends as may be declared from time to time by the Board of Directors in accordance with applicable law. The Company's ability to pay dividends is dependent to a great extent on the ability of its subsidiaries to pay dividends.

   Voting Rights

                  Except as provided under Wisconsin law and except as may be determined by the Board of Directors of the Company with respect to any series of Cumulative Preferred Stock, only the holders of Common Stock shall be entitled to vote for the election of directors of the Company and on all other matters. Subject to the limitations imposed by Wisconsin law as described below, upon any such vote the holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them. Shareholders have no cumulative voting rights in connection with the election of directors, which means that holders of shares entitled to exercise more than 50% of the voting power are entitled to elect all of the directors to be elected at any meeting of shareholders. The Company's Restated Articles of Incorporation and By-Laws provide that the Board of Directors is to be divided into three classes, with staggered terms of three years each. The terms of the Common Stock generally may be modified by the affirmative vote of the holders of a majority of the shares of Common Stock voted at a meeting of shareholders at which a quorum is present.

                  Section 180.1150 of the Wisconsin Statutes provides that the voting power of shares of Wisconsin corporations such as the Company held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the Company or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

                  Sections 180.1140 to 180.1144 of the Wisconsin Statutes contain certain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as the Company and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before such shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Statutes contain special voting provisions applicable to certain business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Statutes imposes special voting requirements on certain share repurchases effected at a premium to the market and on certain asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

                  Section 196.795(3) of the Wisconsin Statutes provides that no person may hold or acquire directly or indirectly more than 10% of the outstanding securities of a public utility holding company such as the Company without approval of the Public Service Commission of Wisconsin.

   Other Rights and Limitations

                  All shares of Common Stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any shares of Cumulative Preferred Stock which may be outstanding. Except as the Board of Directors may in its discretion otherwise determine, holders of Common Stock have no preemptive rights to subscribe for or purchase shares of the Company. There are no conversion rights, or sinking fund or redemption provisions applicable to the Common Stock.

                  The Restated Articles of Incorporation of the Company provide that any director may be removed from office but only for cause by the affirmative vote of holders of at least a majority of the voting power of the then outstanding shares entitled to vote in the election of directors. However, if at least the number of directors in the two largest classes of directors plus one director vote to remove a director, such director may be removed without cause by the affirmative vote of holders of at least a majority of the voting power of the then outstanding shares of the Company entitled to vote thereon. The Restated Articles of Incorporation of the Company also provide that the provisions of the Company's By-Laws regarding the classification, number, tenure and qualifications of directors may only be amended, altered, changed or repealed by the affirmative vote of holders of at least 75% of the voting power of the then outstanding shares entitled to vote in the election of directors.

                  The shares of Common Stock offered by the Selling Shareholder hereby are fully paid and nonassessable, except as provided by
   Section 180.0622(2)(b) of the Wisconsin Statutes regarding personal liability of shareholders for all debts owing to employees of the Company for services performed but not exceeding six months' service in any one case.

   Common Stock Purchase Rights

                  The Company has entered into a Rights Agreement (the "Rights Agreement"), dated as of August 29, 1989, with Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Rights Agent. Pursuant to the Rights Agreement, each outstanding share of Common Stock (including the shares being sold by the Selling Shareholder in this offering) has attached thereto one Common Stock Purchase Right ("Right") and each share subsequently issued by the Company prior to the expiration of the Rights Agreement will likewise have attached thereto one Right. Under certain circumstances described below, the Rights will entitle the holder thereof to purchase additional shares of Common Stock. In this Prospectus, unless the context otherwise requires, all references to the Common Stock include the accompanying Rights.

                  Currently, the Rights are not exercisable and trade with the Common Stock. In the event the Rights become exercisable, each Right (unless held by a person or group which beneficially owns more than 20% of the outstanding Common Stock) will initially entitle the holder to purchase one share of Common Stock at a price of $75 per share, subject to adjustment. The Rights will only become exercisable if a person or group has acquired, or announced an intention to acquire, 20% or more of the outstanding shares of Common Stock. Under certain circumstances, including the existence of a 20% acquiring party, each holder of a Right, other than the acquiring party, will be entitled to purchase at the exercise price Common Stock having a market value of two times the exercise price. In the event of the acquisition of the Company by another corporation subsequent to a party acquiring 20% or more of the Common Stock, each holder of a Right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The Rights may be redeemed at a price of $.01 per Right prior to the existence of a 20% acquiring party, and thereafter may be exchanged for one share of Common Stock per Right prior to the existence of a 50% acquiring party. The Rights will expire on August 29, 1999. Under the Rights Agreement, the Board of Directors of the Company may reduce the thresholds applicable to the Rights from 20% to not less than 10%. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

                              PLAN OF DISTRIBUTION

                  The distribution of the Common Stock offered hereby by the Selling Shareholder may be effectuated from time to time, so long as the Registration Statement remains effective, in one or more transactions that may take place on the New York Stock Exchange, including ordinary brokers' transactions, in privately-negotiated transactions or through sales to one or more brokers/dealers for resale of such Common Stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Shareholder in connection with such sales.

                  The Company will pay certain of the expenses incident to the offering of the Common Stock offered hereby to the public. The Company, however, will not pay for any expenses, commissions or discounts of dealers or agents, which will be paid by the Selling Shareholder.

                                  LEGAL MATTERS

                  Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Milwaukee, Wisconsin. Jere D. McGaffey, a partner of Foley & Lardner, is a director of the Company. As of May 1, 1995, Foley & Lardner attorneys who participated in the preparation of this Prospectus beneficially owned an aggregate of 8,987 shares of Common Stock.

                                     EXPERTS

                  The consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K, for the year ended December 31, 1994, incorporated by reference in this Prospectus and in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                        _________________________________

                                TABLE OF CONTENTS

                                                                         Page


   Available Information . . . . . . . . . . . . . . . . . . . . . . . .    2
   Incorporation of Certain Documents
     By Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   Selling Shareholder . . . . . . . . . . . . . . . . . . . . . . . . .    4
   Description of Capital Stock  . . . . . . . . . . . . . . . . . . . .    4
   Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .    7
   Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                                  96,164 Shares

                                   WICOR, Inc.




                                  Common Stock
                                ($1.00 par value)





                            _________________________


                                   PROSPECTUS

                            _________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


   Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

             Securities and Exchange Commission registration fee .   $    896
             Accounting fees and expenses  . . . . . . . . . . . .      1,600
             Legal fees and expenses . . . . . . . . . . . . . . .      3,000
             Miscellaneous expenses  . . . . . . . . . . . . . . .      1,504
                                                                      -------
                  Total  . . . . . . . . . . . . . . . . . . . . .   $  7,000
                                                                      =======

   Item 15.  Indemnification of Directors and Officers.

        Pursuant to the provisions of the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

        Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

        The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-Laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled.

        The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 16.  Exhibits.

     Exhibit
     Number                 Description of Document

     (2.1) Agreement and Plan of Reorganization, dated as of July 28, 1993, among WICOR, Inc., Wisconsin Western Coastal Acquisition Corp., Carr-Griff, Inc., and the shareholders of Carr-Griff, Inc. (incorporated by reference to Exhibit 2.1 to WICOR, Inc.'s Current Report on Form 8-K, dated as of July 28, 1993).*

     (2.2) Asset Purchase Agreement by and among WICOR, Inc., Wisconsin Western Coastal Acquisition Corp., Product Research and Development and the partners of Product Research and Development, dated as of July 28, 1993 (incorporated by reference to Exhibit 2.2 to WICOR, Inc.'s Current Report on Form 8-K, dated as of July 28, 1993).*

     (2.3) Asset Purchase Agreement by and among WICOR, Inc., Wisconsin Western Coastal Acquisition Corp., Saddleback Leasing Company and the partners of Saddleback Leasing Company, dated as of July 28, 1993 (incorporated by reference to Exhibit 2.3 to WICOR, Inc.'s Current Report on Form 8-K, dated as of July 28,
              1993).*

     (4.1) Restated Articles of Incorporation of WICOR, Inc., as amended (incorporated by reference to Exhibit 3.1 to WICOR, Inc.'s Annual Report on Form 10-K for the year ended December 31,
              1992).

     (4.2) By-Laws of WICOR, Inc, as amended (incorporated by reference to Exhibit 3.3 to WICOR, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994).

     (4.3) Rights Agreement, dated as of August 29, 1989, between WICOR, Inc. and Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Rights Agent (incorporated by reference to Exhibit 4 to WICOR, Inc.'s Current Report on Form 8-K, dated as of August 29, 1989).

     (5)      Opinion of Foley & Lardner.

     (23.1)   Consent of Foley & Lardner (included in Exhibit (5)).

     (23.2)   Consent of Arthur Andersen LLP

     (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).

   * The schedules to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

   Item 17.   Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 19th day of May, 1995.

                                 WICOR, INC.

                                 By:  /s/  GEORGE E. WARDEBERG
                                      George E. Wardeberg
                                      President and
                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints George E. Wardeberg and Joseph P. Wenzler, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

             Signature                      Title
                                                             Date



     /s/   GEORGE E. WARDEBERG   President, Chief              May 19,  1995
           George  E. Wardeberg  Executive Officer and
                                 Director (Principal
                                 Executive Officer)

    /s/   JOSEPH P. WENZLER      Vice President, Treasurer     May 19,  1995
          Joseph P. Wenzler      and Chief Financial
                                 Officer (Principal
                                 Financial and Accounting
                                 Officer)


    /s/   WENDELL F. BUECHE               Director             May 19,  1995
          Wendell F. Bueche



    /s/   WILLIE D. DAVIS                 Director             May 19,  1995
          Willie D. Davis



    /s/   JERE D. McGAFFEY                Director             May 19,  1995
          Jere D. McGaffey



    /s/   DANIEL F. McKEITHAN,            Director             May 19,  1995
          JR.
          Daniel F. McKeithan,
          Jr.


    /s/   GUY A. OSBORN                   Director             May 19,  1995
          Guy A. Osborn



    /s/   THOMAS F. SCHRADER              Director             May 19,  1995
          Thomas F. Schrader





    /s/   STUART W. TISDALE               Director             May 19,  1995
          Stuart W. Tisdale




    /s/   ESSIE M. WHITELAW               Director             May 19,  1995
          Essie M. Whitelaw




    /s/   WILLIAM B. WINTER               Director             May 19,  1995
          William B. Winter

                                  EXHIBIT INDEX



   Exhibit
   Number    Document Description

   (2.1) Agreement and Plan of Reorganization, dated as of July 28, 1993, among WICOR, Inc., Wisconsin Western Coastal Acquisition Corp., Carr-Griff, Inc., and the shareholders of Carr-Griff, Inc. (incorporated by reference to Exhibit 2.1 to WICOR, Inc.'s Current Report on Form 8-K, dated as of July 28, 1993).*

   (2.2) Asset Purchase Agreement by and among WICOR, Inc., Wisconsin Western Coastal Acquisition Corp., Product Research and Development, dated as of July 28, 1993 (incorporated by reference to Exhibit 2.2 to WICOR, Inc.'s Current Report on Form 8-K, dated as of July 28, 1993).*

   (2.3) Asset Purchase Agreement by and among WICOR, Inc., Wisconsin Western Coastal Acquisition Corp., Saddleback Leasing Company and the partners of Saddleback Leasing Company, dated as of July 28, 1993 (incorporated by reference to Exhibit 2.3 to WICOR Inc.'s Current Report on Form 8-K, dated as of July 28, 1993).*

   (4.1) Restated Articles of Incorporation of WICOR, Inc, as amended (incorporated by reference to Exhibit 3.1 to WICOR, Inc.'s Annual Report on Form 10-K for the year ended
             December 31, 1992).

   (4.2) By-Laws of WICOR, Inc., as amended (incorporated by reference to Exhibit 3.3 to WICOR, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994).

   (4.3) Rights Agreement, dated as of August 29, 1989, between WICOR, Inc. and Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Rights Agent (incorporated by reference to Exhibit 4 to WICOR, Inc.'s Current Report on Form 8-K, dated as of August 29, 1989).

   (5)       Opinion of Foley & Lardner.

   (23.1)    Consent of Foley & Lardner (included in Exhibit (5)).

   (23.2)    Consent of Arthur Andersen LLP

   (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).


   *         The schedules to this document are not being filed herewith.
             The Registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.